                                                                    EXHIBIT 25.1
________________________________________________________________________________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549
                                    FORM T-1

              STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                         ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                             BANKERS TRUST COMPANY
                             LEGAL DEPARTMENT
                             130 LIBERTY STREET, 31ST FLOOR
                             NEW YORK, NEW YORK  10006
                             (212) 250-2201
           (Name, address and telephone number of agent for service)
                       _________________________________
           (Name, address and telephone number of agent for service)

                  _________________________________________
                              ECHO BAY MINES LTD.
              (Exact name of obligor as specified in its charter)

INCORPORATED UNDER THE LAWS OF CANADA                        NONE
(State or other jurisdiction of                              (I.R.S. employer
Incorporation or organization)                               Identification no.)

SUITE 1000, 6400 S. FIDDLERS GREEN CIRCLE
ENGLEWOOD, CO                                                80111-4957
(Address of principal executive offices)                     (Zip Code)

                       ------------------------------

                         JUNIOR SUBORDINATED DEBENTURES
                      (Title of the indenture securities)
________________________________________________________________________________

ITEM   1.        GENERAL INFORMATION.
                 Furnish the following information as to the trustee.

                 (a) Name and address of each examining or supervising authority to which it is subject.

                 NAME                                                        ADDRESS
                 ----                                                        -------
                 Federal Reserve Bank (2nd District)                         New York, NY
                 Federal Deposit Insurance Corporation                       Washington, D.C.
                 New York State Banking Department                           Albany, NY

                 (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

ITEM   2.        AFFILIATIONS WITH OBLIGOR.

                 If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None.

ITEM   3. -15.   NOT APPLICABLE

ITEM  16.        LIST OF EXHIBITS.

                EXHIBIT 1 -       Restated Organization Certificate of Bankers
                                  Trust Company dated August 7, 1990,
                                  Certificate of Amendment of the Organization
                                  Certificate of Bankers Trust Company dated
                                  June 21, 1995 - Incorporated herein by
                                  reference to Exhibit 1 filed with Form T-1
                                  Statement, Registration No. 33- 65171, and
                                  Certificate of Amendment of the Organization
                                  Certificate of Bankers Trust Company dated
                                  March 20, 1996, copy attached.

                EXHIBIT 2 -       Certificate of Authority to commence business
                                  - Incorporated herein by reference to Exhibit
                                  2 filed with Form T-1 Statement, Registration
                                  No. 33-21047.


                EXHIBIT 3 -       Authorization of the Trustee to exercise
                                  corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1
                                  Statement, Registration No. 33-21047.

                EXHIBIT 4 -       Existing By-Laws of Bankers Trust Company, as
                                  amended on September 17, 1996 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No.
                                  333-15263.

               EXHIBIT 5 -        Not applicable.

               EXHIBIT 6 -        Consent of Bankers Trust Company required by
                                  Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No.
                                  22-18864.

               EXHIBIT 7 -        A copy of the latest report of condition of
                                  Bankers Trust Company dated as of
                                  December 31, 1996.

               EXHIBIT 8 -        Not Applicable.

               EXHIBIT 9 -        Not Applicable.

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 17th day of March, 1997.


                                                   BANKERS TRUST COMPANY



                                                   By:  /s/ Matthew Seeley
                                                      -------------------------
                                                            Matthew Seeley
                                                            Vice President

Legal Title of Bank:      Bankers Trust Company             Call Date:   12/31/96         ST-BK:36-4840         FFIEC 031
Address:                  130 Liberty Street                Vendor ID: D                  CERT:  00623          Page RC-1
City, State    ZIP:       New York, NY  10006                                                                   11
FDIC Certificate No.:     | 0 | 0 | 6 | 2 | 3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                     C400
                                                                                                       ------------------------
                                                            Dollar Amounts in Thousands                RCFD      Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1.    Cash and balances due from depository institutions (from Schedule RC-A):
         a.   Noninterest-bearing balances and currency and coin(1) ...............................    0081      1,545,000 1.a.
         b.   Interest-bearing balances(2) ........................................................    0071      2,494,000 1.b.
  2.    Securities:
         a.   Held-to-maturity securities (from Schedule RC-B, column A) ..........................    1754              0 2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D) ........................    1773      4,368,000 2.b.
  3    Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
         a.   Federal funds sold ..................................................................    0276      3,651,000 3.a.
         b.   Securities purchased under agreements to resell .....................................    0277      3,230,000 3.b.
  4.   Loans and lease financing receivables:
         a.   Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122  27,239,000                         4.a.
         b.   LESS:   Allowance for loan and lease losses....................RCFD 3123     917,000                         4.b.
         c.   LESS:   Allocated transfer risk reserve .......................RCFD 3128           0                         4.c.
         d.   Loans and leases, net of unearned income,
             allowance, and reserve (item 4.a minus 4.b and 4.c) ..................................    2125     28,889,000 4.d.
  5.   Assets held in trading accounts ............................................................    3545     38,272,000 5.
  6.   Premises and fixed assets (including capitalized leases) ...................................    2145        914,000 6.
  7.   Other real estate owned (from Schedule RC-M) ...............................................    2150        213,000 7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)        2130        184,000 8.
  9.   Customers' liability to this bank on acceptances outstanding ...............................    2155        597,000 9.
 10.   Intangible assets (from Schedule RC-M) .....................................................    2143         17,000 10.
 11.   Other assets (from Schedule RC-F) ..........................................................    2160      6,056,000 11.
 12.   Total assets (sum of items 1 through 11) ...................................................    2170     90,430,000 12.
                                                                                                       -------------------

__________________________

(1)      Includes cash items in process of collection and unposted debits.

(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:      Bankers Trust Company             Call Date: 12/31/96         ST-BK:    36-4840       FFIEC  031
Address:                  130 Liberty Street                Vendor ID: D                CERT:  00623            Page  RC-2
City, State      Zip:     New York, NY  10006                                                                   12
FDIC Certificate No.:     | 0 | 0 | 6 | 2 | 3

SCHEDULE RC--CONTINUED
                                                   Dollar Amounts in Thousands                                 Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:
       a.   In domestic offices (sum of totals of columns A and C from Schefdule RC-E, part I)        RCON 2200   11,985,000 13.a.
              (1)  Noninterest-bearing(1) ......................RCON 6631   2,734,000..........                             13.a.(1)
              (2)  Interest-bearing ............................RCON 6636   6,657,000..........                             13.a.(2)
       b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E
              part II)                                                                               RCFN 2200   21,619,000 13.b.
              (1)   Noninterest-bearing ........................RCFN 6631     654,000                                       13.b.(1)
              (2)   Interest-bearing ...........................RCFN 6636  22,731,000                                       13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
       a.   Federal funds purchased ...........................................................      RCFD 0278    6,560,000 14.a.
       b.   Securities sold under agreements to repurchase ....................................      RCFD 0279      120,000 14.b.
15.    a.   Demand notes issued to the U.S. Treasury ..........................................      RCON 2840            0 15.a.
       b.   Trading liabilities ...............................................................      RCFD 3548   19,172,000 15.b.
16.    Other borrowed money:
       a.   With original maturity of one year or less ........................................      RCFD 2332   15,909,000 16.a.
       b.   With original maturity of more than one year ......................................      RCFD 2333    3,097,000 16.b.
17.    Mortgage indebtedness and obligations under capitalized leases .........................      RCFD 2910       31,000 17.
18.    Bank's liability on acceptances executed and outstanding ...............................      RCFD 2920      597,000 18.
19.    Subordinated notes and debentures ......................................................      RCFD 3200    1,229,000 19.
20.    Other liabilities (from Schedule RC-G) .................................................      RCFD 2930    5,235,000 20.
21.    Total liabilities (sum of items 13 through 20) .........................................      RCFD 2948   85,554,000 21.
22.    Limited-life preferred stock and related surplus .......................................      RCFD 3282            0 22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus ..........................................      RCFD 3838      600,000 23.
24.    Common stock ...........................................................................      RCFD 3230    1,001,000 24.
25.    Surplus (exclude all surplus related to preferred stock) ...............................      RCFD 3839      540,000 25.
26.    a.   Undivided profits and capital reserves ............................................      RCFD 3632    3,131,000 26.a.
       b.   Net unrealized holding gains (losses) on available-for-sale securities ............      RCFD 8434      (14,000)26.b.
27.    Cumulative foreign currency translation adjustments ....................................      RCFD 3284     (382,000)27.
28.    Total equity capital (sum of items 23 through 27) ......................................      RCFD 3210    4,876,000 28.
29.    Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,
       and 28) ................................................................................      RCFD 3300   90,430,000 29.
                                                                                                     ----------------------

Memorandum
To be  reported only with the March Report of Condition.

   1.    Indicate in the box at the right the number of the statement below that best describes the                  Number
         most comprehensive level of auditing work performed for the bank by independent external                    ------
         auditors as of any date during 1995 ....................................................... RCFD 6724        N/A   M.1

1   =  Independent audit of the bank conducted in accordance       4   =  Directors' examination of the bank performed by other
       with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
       public accounting firm which submits a report on the bank          authority)
2   =  Independent audit of the bank's parent holding company      5   =  Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing           auditors
       standards by a certified public accounting firm which       6   =  Compilation of the bank's financial statements by external
       submits a report on the consolidated holding company               auditors
       (but not on the bank separately)                            7   =  Other audit procedures (excluding tax preparation work)
3   =  Directors' examination of the bank conducted in             8   =  No external audit work
       accordance with generally accepted auditing standards
       by a certified public accounting firm (may be required by
       state chartering authority)

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.



                                                  Peter M. Philbin Deputy
                                                  ----------------------------
                                                  Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                              James T. Byrne, Jr.
                                              -----------------------------
                                              James T. Byrne, Jr.
                                              Managing Director


                                              Lea Lahtinen
                                              -----------------------------
                                              Lea Lahtinen
                                              Assistant Secretary

State of New York         )
                          )  ss:
County of New York        )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.


                                              Lea Lahtinen
                                              -----------------------------
                                              Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


         Sandra L. West
-------------------------------
         Notary Public

           SANDRA L. WEST                     Counterpart filed in the
   Notary Public State of New York            Office of the Superintendent of
           No. 31-4942101                     Banks, State of New York,
    Qualified in New York County              This 21st day of March, 1996
Commission Expires September 19, 1996